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                                                                   Exhibit 10.15


             INTELLIGENT INFORMATION INCORPORATED SERVICE AGREEMENT

      THIS AGREEMENT is entered into by and between Intelligent Information Incorporated, a Delaware corporation (hereinafter referred to as "III") and The Weather Channel Enterprises, Inc, with its principal office located at 300 Interstate North Parkway, Atlanta, GA 30339, a Georgia corporation (hereinafter referred to as "TWCE"). The effective date of this Agreement is December 21, 1998.

      WHEREAS, III owns computer software and hardware and has related procedures (hereinafter referred to as "Systems") and by utilizing these Systems provides "Products" in the form of "services" and "packages" that deliver "intelligent information" based on data from various sources (hereinafter referred to as "Information Providers") to text displaying wireless devices either at prearranged times, as data conditions change, by prearranged parameters or on-demand; and

      WHEREAS, TWCE desires to enable III to provide Products containing content supplied by TWCE to customers (hereinafter customers receiving such Products are referred to as "Subscribers"); and

      WHEREAS, the parties agree to enter into certain arrangements, as set forth herein, for that purpose;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby confessed and acknowledged, it is agreed as follows:

1.    Content and Distribution Rights.

      a) Subject to the terms of this Agreement, III shall have the non-exclusive right to use and distribute the weather information specifically described on Appendix B (the "Content") to the following classes of subscribers as all or part of the Products:

            i) to Subscribers ("TWCE Subscribers") who have been provided to III by TWCE;

            ii) to Subscribers ("ATT Subscribers") who are customers of AT&T Wireless Services ("ATT"); and

            iii) to other Subscribers who are customers of other wireless information service providers ("Other Providers"), provided that TWCE has approved in writing and in its sole discretion the provision of the Content to the customers of such Other Providers.

      b) III will not distribute, market or otherwise make available to any Subscriber, directly or as part of a Product, weather information similar to the type of information that is contained in the Content. However, nothing contained in this subparagraph (b) will prevent III from distributing to Subscribers weather information dissimilar to the Content that is of a type that TWCE has not made available to III.

2. Provision of Products. III grants TWCE the right to market and sell the Products to potential Subscribers. III shall provide the Products to Subscribers in accordance with this Agreement. If

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      III and TWCE determine that a modification to any Product containing the
      Content is appropriate, then TWCE shall have the right to approve any such modifications. III shall have no authority to make any changes to the Content, but TWCE will use commercially reasonable efforts to make any required changes to the Content. TWCE will provide reasonable feedback to III on use of the Products by TWCE Subscribers, and III will provide reasonable feedback to TWCE on use of the Content by Subscribers.

3. Product Materials. III will cooperate with TWCE in the development and production of promotional or instructional literature or information relating to the Products. The development, production and use costs for such materials are the responsibility of TWCE.

4. Communications. III and TWCE shall use the Internet to deliver the Products to the Subscribers and the Content to III. Notwithstanding the foregoing, TWCE shall provide and maintain at its cost, mutually agreeable communication protocol(s) and communications connection(s) with III for the purposes of providing the Products to Subscribers and delivering the Content to III. However, if any Subscriber is a customer of a weather information service provider that does not provide a toll-free communications link (through Internet e-mail or a dial-up number) for the delivery of messages, then III will be responsible for providing the Product at an additional cost determined by III in order to cover the additional cost of delivery of messages to that Subscriber.

5. Provisioning. III shall setup each Subscriber on its systems by acquiring the appropriate credit card or billing information and addressing information for the delivery of the Products to that Subscriber, and shall be responsible for all billing of Subscribers (or ATT or Other Provider, as applicable) related to the Products.

6. Profile Maintenance. TWCE will designate an employee who will work with III on a web interface for the purpose of adding, changing and deleting parameters in the Subscriber's database maintained in III Systems. III will be responsible for receiving and effecting any additions, changes or deletions in Subscriber information in accordance with procedures outlined in Appendix B.

7. Subscriber Agreement. III will execute a Subscriber Agreement, substantially in the form of that contained in Appendix A, with each Subscriber prior to activation of the Service.

8. Marketing. TWCE shall market the Product by actively promoting and marketing the commercial availability of its wireless services. TWCE's marketing initiatives may include, in its discretion, direct response programs, print advertising, web advertising, newsletters, brochures, public relations, retail merchandising and other marketing media. III will use reasonable efforts to promote the use of the Content to customers of ATT and approved Other Providers.

9. Reporting. No later than the tenth (10th) day of each month, III shall provide to TWCE a count of all Subscribers for the prior calendar month, a total message sent count for Services for the prior calendar month and miscellaneous reports as reasonably necessary to evidence III's payment obligations hereunder or as reasonably requested by TWCE from time to time.

10. Payments. No later than the last day of each calendar month, III shall make the payment to TWCE required by Appendix B. Any payment from TWCE to III required by Appendix B shall be

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      made to III by the end of the succeeding calendar month. TWCE shall include with each payment a detailed description of the manner in which the payment was calculated.

11.   Trademarks.

      a) III grants to TWCE a non-exclusive, non-transferable license, during the term of this Agreement, to use the trade names, trademarks, service marks and logos of III listed on Appendix C (the "III Marks") solely in connection with the marketing and provision of Products containing the Content to Subscribers. III reserves all right, title and interest in and to the III Marks. TWCE's use of the III Marks will be subject to the prior written approval of III, which shall not be unreasonably withheld or delayed. If III does not provide a written response within five business days of the receipt of a written request, approval shall be considered granted. TWCE shall comply with all written guidelines provided by III with respect to the graphic reproduction and use of the III Marks. This license cannot be sub-licensed, assigned or otherwise transferred by TWCE to any third party without the express written consent of III. The license granted by III to TWCE hereunder shall automatically and immediately terminate upon the expiration or termination of this Agreement.

      b) TWCE grants to III a non-exclusive, non-transferable license, during the term of this Agreement, to use the trade names, trademarks, service marks and logos of TWCE listed on Appendix D (the "TWCE Marks") solely in connection with the marketing, advertisement, promotion and distribution of the Content as contemplated by this Agreement. TWCE reserves all right, title and interest in and to the TWCE Marks. III's use of the TWCE Marks will be subject to the prior written approval of TWCE, which shall not be unreasonably withheld or delayed. If TWCE does not provide a written response within five business days of the receipt of a written request, approval shall be considered granted. III shall comply with all written guidelines provided by TWCE with respect to the graphic reproduction and use of the TWCE Marks. This license cannot be sub-licensed, assigned or otherwise transferred by III to any third party without the express written consent of TWCE. TWCE further hereby grants to III a non-exclusive, non-transferable license, during the term of this Agreement, to transmit the TWCE Marks solely during and as contained within the transmission of Content as part of a Product. The license granted by TWCE to III hereunder shall automatically and immediately terminate upon the expiration or termination of this Agreement.

12. Audit. III hereby authorizes TWCE, or its agents, at its sole cost and during III's regular business hours, access to III's business records related to the Products for the purpose of verifying the authorized distribution of the Content. III further agrees to maintain such business records for not less than three (3) years.

13. Unauthorized Use of Products. In the event that either party becomes aware that any third party is improperly using the Content or the Products, then the party that first becomes aware of any third party so doing, shall immediately notify the other party of the facts of which it is aware in connection with such actual or potential unauthorized use and shall provide the other party with any documents in its possession with respect to the same. The parties shall cooperate to the fullest extent possible to take all actions necessary to eliminate such unauthorized use as expeditiously as possible.

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14.   Liability.

      a) III SHALL HAVE NO LIABILITY FOR CLAIMS OR DAMAGES, INCLUDING BUT NOT LIMITED TO ANTICIPATED OR LOST PROFITS OR ANY ACTUAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, TO TWCE OR ANY OF ITS AGENTS OR SUBSCRIBERS, RELATING TO ANY DEFECTS, DELAYS OR FAILURES OF TRANSMISSION OR RECEPTION OF INFORMATION PROCESSED OR TO BE PROCESSED IN ANY WAY OR MANNER BY III, INCLUDING, BUT NOT LIMITED TO, DAMAGES OF ANY NATURE ARISING FROM ANY NEGLIGENCE OF III, ITS CUSTOMERS, OFFICERS, AGENTS, DIRECTORS AND EMPLOYEES.

      b) TWCE SHALL HAVE NO LIABILITY FOR CLAIMS OR DAMAGES, INCLUDING BUT NOT LIMITED TO ANTICIPATED OR LOST PROFITS OR ANY ACTUAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, TO III OR ANY OF ITS AGENTS OR SUBSCRIBERS, RELATING TO ANY DEFECTS, DELAYS OR FAILURES IN THE PROVISION OF THE CONTENT OR FROM THE ACCURACY OF THE CONTENT, INCLUDING, BUT NOT LIMITED TO, DAMAGES OF ANY NATURE ARISING FROM ANY NEGLIGENCE OF TWCE, ITS CUSTOMERS, OFFICERS, AGENTS, DIRECTORS AND EMPLOYEES.

15. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto. Such assignment does not relieve the assigning party of its obligations hereunder, unless expressly agreed in writing.

16. Term. The term of this Agreement is two (2) years beginning on the effective date of this Agreement. However, either party may terminate this Agreement upon sixty (60) days prior written notice, provided that the termination date pursuant to this paragraph 18 shall not be prior to the eighteen (18) month anniversary of the effective date of this Agreement. Upon delivery of such termination notice, the parties will negotiate in good faith regarding a possible extension and/or modification of the terms of this Agreement.

17. Termination. Any party may also terminate this Agreement upon not less than thirty (30) days prior written notice to the other party if:

      a)    The party makes an assignment for the benefit of its creditors; or
      b) Any petition shall be filed by or against the other party under any Section or Chapter of the Federal Bankruptcy Act as amended or as may be amended or any similar law or statute of the United States or any state thereof which is not dismissed within thirty-five (35) days after filing; or
      c) The III Systems fail to materially perform or become materially defective, and such defect(s) or failure(s) of performance is not remedied by III within ten (10) working days from the receipt of notice to III of the failure or defect.

      Upon termination of this Agreement, TWCE and III agree to immediately discontinue all use of the other party's Trademarks, and to delete the same from products, boxes, containers and/or packaging, and to destroy all printed materials bearing any of the other party's Trademarks.

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      Upon any termination or expiration of this Agreement, the following paragraphs of this Agreement shall survive the termination or expiration:
      9, 10, 11, 12, 14, 17 through 25.

18.   Non Payment.

      a) If III fails to make any payment to TWCE as due hereunder, and such payment is not actually received by TWCE within ten (10) days of its due date, then TWCE may immediately terminate this Agreement by notice to III.

      b) If TWCE has payment obligations pursuant to this Agreement, and fails to make any payment to III as due hereunder, then if such payment is not actually received by III within ten (10) days of its due date, III may immediately terminate this Agreement by notice to TWCE.

19. Addresses. The mailing address of III is One Dock Street, Suite 500, Stamford, CT 06902. The mailing address of TWCE is specified below. All notices of default or failure of obligation hereunder shall be mailed to the other party first class, certified mail, return receipt requested and shall be addressed as such unless written notice is made to the other party informing said of a change in mailing address.

20. Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York. In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, including reasonable attorneys' fees.

21. Contractors. It is expressly agreed that III and TWCE are acting hereunder as independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

22. No Effect. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party set forth herein.

23. Millennium. III warrants that its software and/or hardware is "Year 2000 compliant". This means that the Products shall operate without error relating to date data, specifically including any error relating to date data which represents or references different centuries or more than a century, will not abnormally end and will be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations. III further warrants during the term of this Agreement that any software and/or hardware used by III in support of the Products as contained in this Agreement are year 2000 compliant and that the provision of Products under this Agreement will be uninterrupted.

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24.   Confidentiality. The following is agreed to for the treatment of confidential information:

      a) III and TWCE agree to keep confidential all confidential and proprietary information and materials (a) prepared or developed by or for it (including the financial terms of this Agreement) and (b) supplied by one party to the other under this Agreement, provided that information and materials intended to be held in confidence are
            (i) designated as "Confidential" and (ii) are not available in the public domain.

      b) Confidential information may be disclosed only as necessary to enforce a party's rights under this Agreement or to comply with any legal or governmental action. In the event of legal or governmental action, the disclosing party shall promptly notify the other and shall cooperate in any reasonable manner with the other in contesting such disclosure.

25. Entire Agreement. This Agreement, including the Appendices attached hereto, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged or modified except by an instrument in writing signed by the parties.

IN WITNESS WHEREOF, the parties have hereto hereby execute this Agreement.


/s/ Mike Carey                         /s/ Stephen Maloney
---------------------------------      -----------------------------------------
Authorized TWCE Signature              Authorized III Signature

Mike Carey                             Steve Maloney
---------------------------------      -----------------------------------------
Name                                   Name

Sr. Vice President                     President
---------------------------------      -----------------------------------------
Title                                  Title

12/21/98                               1/4/99
---------------------------------      -----------------------------------------
Date                                   Date

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                                                                      APPENDIX A

SUBSCRIBER AGREEMENT

YOUR USE OF THE SERVICE CONSTITUTES YOUR ACCEPTANCE OF THE FOLLOWING TERMS.

1. Information obtainable through the Service has been provided by various independent sources believed to be reliable. However, the accuracy, completeness and/or timeliness of the Information is not guaranteed by any Provider selling, transmitting, processing, consolidating or originating the Information, and the Providers shall not be liable for any loss or damage arising from any inaccuracy or error in delivering the Information.

2. NO PROVIDER MAKES ANY EXPRESS OR IMPLIED WARRANTIES REGARDING THE SERVICE OR THE INFORMATION, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3. THE PROVIDERS ENTIRE LIABILITY FOR DAMAGES IN CONNECTION WITH THE SERVICE OR THE INFORMATION SHALL NOT EXCEED THE AMOUNTS PAID FOR SUBSCRIBING TO THE SERVICE. IN NO EVENT WILL ANY PROVIDER BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES OR FOR ANY LOST PROFITS, EVEN IF SUCH PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

4. You acknowledge that the Providers have proprietary interests in the Information and agree not to reproduce, retransmit, sell, publish or commercially exploit the Information in any manner.

5. The Providers reserve the right to terminate the Service at any time, for any or no reason and without notice and shall have no liability to you upon such termination other than to refund a pro rated portion of the fee for the Service if such termination is without cause.

6. You represent that you are entering into this Agreement in your individual capacity and not on behalf of any firm, corporation, partnership, trust or association.

7. You understand that the Service may include advertising messages and e-commerce opportunities and agree to receive such messages and opportunities.

8. You acknowledge that no Provider has made any representation to you regarding the Service or the Information that is not expressly stated in this Agreement. If any provision of this Agreement is invalid or unenforceable under applicable law, it shall, to that extent, be deemed omitted, and the remaining provisions will continue in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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                                                                      APPENDIX B

I PRODUCT DESCRIPTION

OVERVIEW

The Weather Channel will provide Content for III to use in Products, i.e., wirelessly delivered personalized weather information services that will be marketed and sold by TWCE, and other entities as approved by TWCE and III, as defined herein.

DEFINITIONS

      o "Affiliate" means a third party authorized by TWCE to resell the Product.
      o "Non Affiliate" means any network that is supported on TWCE web site that does not have "Affiliate" status.

CONTENT

      o TWCE will provide or make available to III the following Content for inclusion in the Products as described:
            o Three Day Forecast -- weather forecasts for the next three days for 1300 US cities, delivered to III in the morning (approx. 6 a.m.), early afternoon (approx. 2 p.m.) and night (approx. 7 p.m.) for delivery to Subscribers according to the their requested time(s).
            o Current Weather Conditions -- conditions for 1300 US cities delivered to III hourly for delivery to Subscriber in groups of one, two or three cities according to the their requested time(s).
      o All data files will be made available to III via an FTP GET on TWCE servers, or such future methods as mutually agreed to, so as to support the reliable timely acquisition of the Content.

      o It is agreed that from time to time, TWCE may expand the Content offerings to III to include additional weather information and services. It is agreed and understood that these additional Content offerings shall be deemed to be Content for the purposes of this Agreement and shall enjoy all the protections and privileges and be subject to the applicable restrictions set forth in this Agreement.


OPERATIONAL CONSIDERATIONS/PRODUCT FULFILLMENT

      o The primary fulfillment model provides end users a way to activate through TWCE or its affiliate and III web pages.
      o III will be responsible for the processing and distribution of mobile weather messages to the end user and the billing, collection and distribution of collected revenue for TWCE customers.

COMPENSATION


      o TWCE, and approved Affiliates, will receive payment from III for Subscribers at the rate of fifty-five percent (55%) of the agreed to selling price charged by III, provided that III will be entitled to retain at least $.50 per individual Subscriber per month. In the event that the parties mutually agree to a pure advertising revenue model, then the parties will negotiate in good faith to ensure that III's share of revenue from advertising covers the III $.50 per Subscriber per month minimum described above and III's reasonable costs of providing III ADMATTS (Advanced Data Mining Tagging and Transaction System) services.


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      o     III will also pay to TWCE $.25 per month for each non-TWCE
            Subscriber receiving Content. In the event that TWCE expands the Content to include over six thousand cities for the Three Day Forecast and Current Weather Conditions and includes short form for Severe Weather reports as part of the Content, then III will pay $.40 per month for each non-TWCE Subscriber receiving Content. It is expressly understood that this formula applies only to AT&T Wireless Services, and that terms for any Other Provider will be agreed upon on a case by case basis.



      o If TWCE in its discretion elects to include and sell advertising along with Content distributed by III through its ADMATTS system, the net sales (defined as billed sales, less outside commissions and fees, but without deduction for sales commissions and other internal costs) attributable to such advertising shall be allocated seventy-five percent (75%) to TWCE and twenty-five percent (25%) to
            III. TWCE shall retain its share of net sales and send to III its share as provided in paragraph 10 of this Agreement. The sharing of advertising revenue shall apply to content distributed by the III ADMATTS system only, and no other advertising revenues shall be affected.



      o TWCE shall retain the sole right, in its discretion, to insert or attach advertising in or on any and all Content created by TWCE and distributed by III. TWCE does not authorize III to, and III shall not, solicit advertising on behalf of TWCE, or for its own purposes, for inclusion in or adjacent to any Content created by TWCE and delivered by III. Should TWCE elect to insert or attach advertising in or on any Content to be distributed to ATT Subscribers or to Subscribers of Other Providers, then TWCE shall obtain III approval, such approval will only be withheld if ATT or the Other Provider so requires, and will share the net sales attributable to such advertising as described above.



II. DESCRIPTION OF PROFILE MAINTENANCE

NetCare!


NetCare!, an Internet based real time registration and profile management system, is provided to TWCE at no incremental charge. However, should incremental programming be required at TWCE's written request on behalf of TWCE affiliates, then a separate one time charge of $1,000 per Affiliate will be charged to modify Netcare! III will customize the performance of NetCare! to TWCE Affiliates Product set as then described, and within reason modify the "look and feel" of the web site provided to meet TWCE Affiliate's existing standards. III will pay to TWCE Affiliates twenty five percent (25%) of all advertising revenue generated by NetCare!, e.g., via banners, each month until the aggregate amount of such payments equals the initial one time charge above. Thereafter TWCE Affiliates will receive ten percent (10%) of the advertising revenue generated by NetCare!


III may provide, at its discretion, an IVR version of its NetCare! for use in the registration of Subscribers and for Subscriber profile management.

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                                                                      APPENDIX C

III MARKS

1. "Powered by iii"

TWCE shall follow "Powered by iii" Guidelines for Use, Exhibit 1 and agrees to the following conditions of use:

      a. TWCE shall at all times use and clearly show in connection with the Products, associated advertising, labels and packaging, the Trademarks and any appropriate legends, markings, and/or notices of property right as may be required by III from time to time. Depending on the trademarks used, the current legend or notice requirements are:

            i.    A TM should appear adjacent to the Trademarks.
            ii. A legend should appear indicating that the Trademark is a trademark of Intelligent Information Incorporated. For example, "Powered by iii is a trademark of Intelligent Information Incorporated".

      b. TWCE agrees to submit to III a sample of the proposed use of the Trademarks on or with the Products, boxes, containers and/or packaging, and III shall have approved such proposed use in writing prior to any sale of the Products using such Trademarks in the proposed manner or any other public use of the Trademarks in the proposed manner by TWCE. Approval will not be unreasonably withheld, and if III does not provide a written response within ten days of the receipt of such a request, approval shall be considered granted.

      d.    TWCE will not harm, misuse or bring into disrepute the Trademarks.

      e. TWCE acknowledges the ownership of the Trademarks in III, and agrees that it will do nothing inconsistent with such ownership and that all use of the Trademarks by TWCE shall inure to the benefit of and on behalf of III.

      f. TWCE agrees that nothing in the Agreement shall give TWCE any right, title or interest in the Trademarks, other than the right to use the Trademarks in accordance with this Agreement, and TWCE agrees that it will not claim title to the Trademarks or attack the title of III in the Trademarks.

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                                                                       Exhibit 1

"Powered by iii" Guidelines for Use

The Value of "Powered by iii"

o The "Powered by iii" Logo (the "Logo") is an effective way to identify information services offering as incorporating the benefits and features of the leading source of personalized content for wireless devices, Intelligent Information Incorporated (III).
o Use of the Logo also qualifies TWCEs to participate in III's advanced business partner support programs.

The Logo's Meaning for Business Partner Use

o The Logo conveys the value and excitement of personalized information services provided by the III platform. Business partners are required to use this Logo in advertising, point-of-purchase displays, and marketing materials to promote information services. Use of the Logo is made mandatory under the trademark license granted in the standard III Service Agreement, and the Logo may only be used according to these Guidelines. These Guidelines help ensure that the Logo continues to provide consumers with a clear identification of information service quality.
o To protect this valuable trademark, the business partner may not use the Logo in any way other than as described in these guidelines or as may be provided in writing by III from time to time. Any unauthorized use of the Logo is an infringement of III's trademark rights.

Business Partner Logo Artwork

o Do not use artwork provided by any source other than III. III will provide approved Business Partners that agree to follow these guidelines with electronic versions of the Logo. You may not alter this artwork in any way, separate the words from the graphic, or replace the words with any others. The trademark symbol (TM) must appear at the lower right corner of the graphic portion of the Logo. Documents including the Powered by iii logo must also include the footnote, in no less than 6 point text, "Powered by iii is a trademark of Intelligent Information Incorporated."

Sizing and Placement Requirement

o The Logo may be used only on materials that make accurate references to the information services as provided by III. The Logo must be placed in close proximity to headline copy or logo treatments dealing with information services. The Logo cannot be larger or more prominent than your company name, company logo, product name (if applicable), or service name.
o The Logo may stand-alone, or be incorporated into your information services logo if appropriate. If the Logo is used as a stand alone element, a minimum amount of empty space must be left between the Logo and any other object such as type, photography, borders, edges, etc. The required border of empty space around the Logo must be 1/4x wide, where x equals the height of the graphic, as measured from the highest point on the graphic portion of the Logo to the lowest point on the graphic portion of the Logo.
o     Minimum size for the Logo is 3/8 of an inch high.

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o     Business partners may not use the Logo in any manner that suggests that advertising, point-of-purchase displays, or other marketing materials are from III.
o The footnote "Powered by iii is a trademark of Intelligent Information Incorporated", in not less than 6 point type, must accompany each use of the Logo.
o Intelligent Information Incorporated reserves the right to object to unfair uses or misuses of its trademarks or other violations of applicable law.

Color Treatment

o You may not alter the colors of the Logo in any way from the treatments provided by III, without the written approval of III.

Quality Control

o III reserves the right to review business partner use of the Logo. Business partner must correct any deficiencies in the use of the Logo upon reasonable notice from III.
o Address any questions concerning the Logo to the appropriate III Account Manager or III's Director of Marketing.
o Intelligent Information Incorporated reserves the right to change the Logo and/or these guidelines at any time at its discretion. You must comply with the guidelines as amended from time to time.

Intelligent Information Incorporated
Confidential





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

                                                                      APPENDIX D

TWCE MARKS

      1.    The Weather Channel(R)

      2.    Admosphere(R)

      3.    America's Natural Resource(R)

      4.    Everything Weather(R)

      5.    Local on the 8's(R)

      6.    Met on the Net(R)

      7.    SafeSide(R)

      8.    Starlit(R)

      9.    The Frequency of Weather(R)

      10.   The Weather Channel Connection(R)

      11.   The Weather Classroom(R)

      12.   Travelwise(R)

      13.   TWC(R)

      14.   Weather Star(R)

      15.   Weather Star XL(R)

      16.   Weather You Can Always Turn To(R)

      17.   Weathering The Seasons(R)

Intelligent Information Incorporated
Confidential





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